Exhibit 4


                          INFORMATION ABOUT THE COMPANY

     COMPANY NAME                                 PERDIGAO S.A.

HEAD OFFICE ADDRESS                 AV. ESCOLA POLITECNICA, 760 - 2ND FLOOR
                                    - JAGUARE - 05350-901 - SAO PAULO
                                    - SP - BRAZIL


                    WEBSITE                      WWW. PERDIGAO.COM.BR

          INVESTOR RELATIONS DIRECTOR            NAME: WANG WEI CHANG
                                                 E-MAIL: ACOES@PERDIGAO.COM.BR
                                                 TELEPHONES: (5511) 37185312
                                                     / 5465 / 5301 / 5306
                                                 FAX: (5511) 37185297



NEWSPAPERS (AND PLACE) IN WHICH THE       GAZETA MERCANTIL - SAO PAULO
COMPANY RELEASES ITS CORPORATE            DIARIO OFICIAL DO ESTADO - SAO PAULO
ACTIONS

   ANNUAL FINANCIAL STATEMENTS AND CONSOLIDATED FINANCIAL STATEMENTS, RELATED
                    TO THE PERIOD ENDED ON DECEMBER 31, 2002

                    EVENT                                       DATE

              RELEASE TO SHAREHOLDERS                         Feb 27, 2003
              PUBLICATION IN THE NEWSPAPER                    Feb 27, 2003
              SENDING TO BOVESPA                              Feb 26, 2003

              STANDARDIZED FINANCIAL STATEMENTS - DFP, RELATED TO
                     THE PERIOD ENDED ON DECEMBER 31, 2002

                    EVENT                                       DATE

              SENDING TO BOVESPA                              Feb 26, 2003

ANNUAL INFORMATION - IAN, RELATED TO THE PERIOD ENDED ON DECEMBER 31, 2002

                    EVENT                                       DATE

              SENDING TO BOVESPA                              May 22, 2003

QUARTERLY INFORMATION - ITR

                    EVENT                                       DATE
              SENDING TO BOVESPA

             oRELATED TO 1ST QUARTER                          May 14, 2003
             oRELATED TO 2ND QUARTER                          Aug 14, 2003
             oRELATED TO 3RD QUARTER                          Nov 14, 2003

ORDINARY GENERAL MEETING

                    EVENT                                       DATE
              PUBLICATION OF CALL FOR MEETING                 Mar 26, 2003

              SENDING OF CALL FOR MEETING TO BOVESPA
              FOLLOWED BY MANAGEMENT PROPOSAL,
              WHEN AVAILABLE                                  Mar 25, 2003

              DATE OF ORDINARY GENERAL MEETING                Apr 22, 2003

              SENDING OF THE MAIN DECISIONS OF THE
              ORDINARY GENERAL MEETING TO BOVESPA             Apr 30, 2003

        SENDING OF THE MINUTES OF ORDINARY GENERAL MEETING TO BOVESPA

ANALYST MEETING

                    EVENT                                       DATE

              DATE OF ANALYST MEETING, OPEN TO
              OTHER INTERESTED PARTIES                        May, 2003

BOARD MEETINGS ALREADY SCHEDULED

                    EVENT                                       DATE

              DATE OF BOARD MEETING (WHICH SUBJECT
              BE OF MARKET INTEREST)                          Mar 25, 2003


              SENDING OF MAIN DELIBERATIONS OF
              BOARD MEETING TO BOVESPA                        Mar 25, 2003

              SENDING OF MINUTES OF BOARD MEETING
              TO BOVESPA                                      Apr 03, 2003